Exhibit 10.24








                               AGREEMENT OF LEASE


                                     between


                                  SUNTRUST BANK

                                   as Landlord


                                       and


                          NATURAL SOLUTIONS CORPORATION

                                    as Tenant

                              Crestar Bank Building
                                100 Volvo Parkway
                              Chesapeake, Virginia

Table of Contents                                               Page
1.           Basic Lease Provisions                             1

2.          Premises                                            2

3.          Term                                                2

4.          Rent                                                3

5.          Acceptance of Premises                              4

6.          Use of Premises                                     4

7.          Parking Spaces                                      4

8.          Common Areas                                        4

9.          Services and Utilities                              5

10.         Tenant's Equipment and Alterations                  6

11.         Mechanics' and Other Liens                          7

12.         Insurance                                           7

13.         Building Repairs and Alterations                    8

14.         Maintenance of Premises; Surrender                  8

15.         Tenant's Property                                   8

16.         Rules and Regulations                               9

17.         Indemnification; Waiver of Subrogation              9

18.         Estoppel Certificate                                10

19.         Subordination                                       10

20.         Assignment and Subletting                           10

21.         Damage or Destruction                               11

22.         Eminent Domain                                      12

23.         Hazardous Materials                                 12

24.         Default; Remedies                                   13

25.         Access                                              15

26.         Force Majeure                                       15

27.         Quiet Enjoyment                                     16

28.         Miscellaneous Provisions                            16

29.         Expansion Space                                     18



                                List of Exhibits


Floor Plan of Premises and Expansion Space                      EXHIBIT A
Rules and Regulations                                           EXHIBIT B
Janitorial Services                                             EXHIBIT C

AGREEMENT OF LEASE

            THIS AGREEMENT OF LEASE ("this Lease"), dated as of the 10th day of January, 2000, by and between SUNTRUST BANK, a Georgia banking corporation (the "Landlord"), and NATURAL SOLUTIONS CORPORATION, a Nevada corporation (the "Tenant"), provides:

            THAT for and in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Landlord and the Tenant hereby agree as follows:

1. Basic Lease Provisions. The following shall constitute the basic terms, definitions and provisions of this Lease:

     (a) Premises: Approximately 2,399 rentable square feet of office space designated as Suite 200 and located on the second (2nd) floor of the Building, as more particularly shown in red on the floor plan attached hereto as Exhibit A (the "Premises").

     (b)  Building:   Crestar  Bank  Building  located  at  100  Volvo  Parkway,
Chesapeake, Virginia 23320 (the "Building").

     (c) Term:  Initial Term: Five (5) Lease Years and four (4) months.  Renewal
Term: Five (5) Lease Years.

     (d) Commencement January 15, 2000 (the "Commencement Date").
         Date:


     (e) Expiration May 14, 2005 (the "Expiration Date").
         Date:

     (f) Rent: $33,586.00 per year (which equates to $14.00 per rentable square foot in the Premises)(the "Rent"), payable in equal monthly installments of $2,798.83 per month, subject to an annual escalation of three percent (3%) each Lease Year (the "Annual Escalation").

            Based upon the foregoing, the Rent payable hereunder during the initial Term of this Lease shall be as follows:

Lease Year             Annual Rent        Monthly Installment
----------------     ---------------     -----------------------
First                  $33,586.00              $2,798.83
Second                 $34,593.58              $2,882.80
Third                  $35,631.39              $2,969.28
Fourth                 $36,700.33              $3,058.36
Fifth                  $37,801.34              $3,150.11
Sixth (Partial)        $38,935.38              $3,244.62

     (g)         Landlord's             SunTrust Bank
                 Notice Address:        919 East Main Street
                                        Richmond, Virginia 23219
                                        Attn: SunTrust Real Estate Corporation

     (h)         Tenant's               Natural Solutions Corporation
                 Notice Address:        977 Centerville Turnpike, SHB 202
                                        Virginia Beach, Virginia 23463
                                        Attn:  Michael Klansek, CFO

     (i)         Security Deposit:      $8,396.49.

2. Premises. The Landlord leases to the Tenant, and the Tenant rents from the Landlord, the Premises, together with the non-exclusive license to use, in common with others, all common areas of the Building, including the lobbies, stairways, restrooms, parking areas and sidewalks that serve the tenants of the Building (the "Common Areas"), subject to the terms and conditions set forth herein.

3.   Term.

     (a) Initial Term. The term of this Lease shall be for the number of Lease Years and calendar months indicated in Section 1(c) hereof (the "Term") and shall commence on the Commencement Date and expire on the Expiration Date. The term "Lease Year," as used herein, shall mean a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the Commencement Date and end on the last day of the twelfth (12th) full calendar month after the Commencement Date. Each succeeding Lease Year shall commence on each successive anniversary of the first Lease Year. If the Commencement Date occurs on a date other than the first (1st) day of a calendar month, (i) the first (1st) Lease Year shall include the remainder of the month in which the Commencement Date occurs and the following twelve (12) successive full calendar months and (ii) each succeeding Lease Year shall commence on each successive anniversary of the first (1st) day of the first (1st) calendar month immediately succeeding the month in which the Commencement Date occurs.

     (b) Renewal Term. Provided the Tenant is not in default under the terms and provisions of this Lease and this Lease is in full force and effect, the Tenant shall have the option to renew the Term of this Lease for the renewal term set forth in Section 1(c) above. The Tenant may exercise the foregoing option to renew by providing the Landlord with written notice thereof no later than ninety
(90) days prior to the expiration date of the initial Term of this Lease. In the event the Tenant exercises the foregoing option to renew the Term of this Lease, all of the terms and provisions of this Lease shall apply for such renewal term, with the exception that (i) the Tenant shall not have the right to further renew the Term hereof, and (ii) the annual Rent payable during such renewal term shall continue to be adjusted annually during such renewal term as set forth in
Section 4(a) below.

4.   Rent.

     (a) Amount of Rent. The Tenant shall pay the Rent for the Premises in the amount set forth in Section 1(f) hereof. On the first day of the second (2nd)

Lease Year and annually thereafter during the initial and any renewal Term of this Lease, the annual Rent payable by the Tenant hereunder shall be increased by the amount of the Annual Escalation set forth in Section 1(f) hereof. If the Commencement Date occurs on a date other than the first (1st) day of a calendar month, the Tenant shall pay to the Landlord a pro-rated portion of the Rent for the number of days between the Commencement Date and the last day of the calendar month in which the Commencement Date occurs, both dates being inclusive.

     (b) Payment. Monthly installments of the Rent shall be payable in advance on the first day of each calendar month during the Term hereof without notice or demand and without setoff or deduction.

     (c) Place of Payment. The Tenant shall pay the Rent and other charges to be paid by the Tenant hereunder to the Landlord at SunTrust Bank, Tenant Rent HDQ 8614, P.O. Box 26665, Richmond, Virginia 23261-6665, or to such other individual, firm or corporation and at such other place as may be designated in writing by the Landlord.

     (d) Additional Rent. All amounts and charges (if any) in addition to the Rent required to be paid by the Tenant under this Lease shall be deemed to be additional rent (the "Additional Rent"). The Additional Rent shall be due and payable along with the next monthly installment of Rent due and payable hereunder; provided, however, that nothing herein contained shall be deemed to suspend or delay the time for any payment to be made by the Tenant hereunder or to limit any other remedy of the Landlord.

     (e) Late Charge. If any payment of Rent or Additional Rent is not received by the Landlord within ten (10) days after the same is due, the Tenant shall pay a late charge of five percent (5%) of the overdue amount to the Landlord.

     (f) Rent Abatement. Notwithstanding anything to the contrary contained herein, the Rent shall be abated for a period of four (4) months after the Commencement Date and the Tenant shall have no obligation to pay Rent during such period. It is the intent of the parties hereto that in the event the Commencement Date occurs on January 15, 2000, the Tenant's obligation to pay Rent hereunder shall not commence until May 15, 2000. The first installment of Rent payable hereunder by the Tenant shall be due and payable on June 1, 2000 and shall be comprised of a pro-rated portion of the Rent for the period from May 15, 2000 to May 31, 2000 and the entire monthly installment of Rent for the month of June, 2000.

5. Acceptance of Premises. The Tenant hereby acknowledges and agrees that the Premises are being rented to the Tenant in their "AS IS, WHERE IS" condition and without any representation or warranty. To the actual knowledge of William B. Corbin, Vice President of the Landlord, the Landlord has not received any written notice that the Building does not comply with the applicable building and occupancy codes from any local governmental authority having jurisdiction over the Building.

6. Use of Premises. The Tenant shall use the Premises solely for general office purposes. The Tenant shall not use or permit or suffer the Premises to be used for any other purpose without the prior written consent of the

Landlord, which may be withheld in the Landlord's sole discretion. In addition to the foregoing, the Tenant's use of the Premises and the Common Areas shall not impair or interfere with the Landlord's operation of the branch banking facility in the Building.

7. Parking Spaces. The parking spaces located adjacent to the Building (specifically excluding, however, the parking spaces reserved for the branch banking facility located in the Building) are for the use in common by the tenants of the Building on a non-exclusive basis. The Landlord and the Tenant agree that as of the date hereof the number of available parking spaces are sufficient for the tenants of the Building and their employees and clients/customers. However, the Landlord reserves the right at any time and from time to time after the date hereof to (i) allocate the parking spaces among the tenants or for any one tenant of the Building and their employees and clients/customers, in which event nine (9) such spaces will be allocated to the Tenant, and (ii) designate employee parking areas.

8. Common Areas. All of the Common Areas shall at all times be subject to the exclusive control and management of the Landlord. As provided in Section 16, the Landlord has established, and shall have the right from time to time to modify (upon reasonable prior notice to the Tenant), reasonable rules and regulations with respect to the Building and the Common Areas. In addition, the Landlord shall have the right to construct, maintain and operate lighting facilities in or on the Common Areas; to police the Common Areas; from time to time to change the area and arrangement of the Common Areas; to close temporarily all or any portion of the Common Areas; and to do and perform such other acts in and to the Common Areas as the Landlord, in its sole reasonable discretion, shall deem advisable. In the event of a diminution of the Common Areas, the Landlord shall not be subject to any liability nor shall the Tenant be entitled to any compensation or diminution or abatement in the payment of the Rent hereunder. The Landlord agrees to exercise reasonable efforts to minimize any disruption to the Tenant's access to or use and enjoyment of the Premises in connection with the exercise of the Landlord's rights under this Section.

9.   Services and Utilities.

     (a) Services. The Landlord agrees to provide (at the Landlord's expense unless otherwise provided) the following services to the Tenant during the Term:

          (i) Hot and cold water and lavatory supplies, it being understood and agreed that hot and cold water shall be furnished by the Landlord only at those points of supply provided for the general use of the Building.

          (ii) Heating and air conditioning, in season, controlled by the Tenant, provided that both parties acknowledge and agree that the Tenant's normal hours of operation shall be Monday through Friday from 8:00 a.m. to 6:00 p.m. and on Saturday from 8:00 a.m. to 1:00 p.m., but not on Sundays or legal holidays, but that the Tenant shall have the right to use the Premises at all times during the Term.

          (iii) Maintenance, painting and electric lighting service for the Common Areas.

          (iv) Electricity in such capacities to furnish sufficient electricity for the ordinary office equipment and lighting requirements of the Tenant. If any element of the Tenant's equipment shall cause the Tenant's demand for electricity to exceed ordinary business usage (as determined in the reasonable discretion of the Landlord), the Tenant shall pay for the cost of such excess electricity at the rate charged by the public utility for furnishing such excess.

          (v) Janitorial services as described on Exhibit C attached hereto.

     (b) Reduction of Electricity. If any law, regulation, executive or administrative order requires that the Landlord or the Tenant reduce or maintain at a certain level the consumption of electricity for the Premises or the Building which affects the heating, air conditioning, lighting or hours of operation of the Premises or the Building, the Landlord and the Tenant shall each adhere to and abide by such laws, regulations or executive or administrative orders without any reduction in the Rent hereunder.

     (c) Failure to Provide Services. Failure by the Landlord to any extent to furnish the services provided above, or any cessation thereof resulting from causes beyond the control of the Landlord, shall not render the Landlord liable for damages to either person or property, be construed as an eviction of the Tenant, work an abatement of rent, or relieve the Tenant from fulfillment of any covenant or agreement hereof. If any equipment or machinery provided by the Landlord ceases to function properly and the Tenant has actual knowledge thereof, the Tenant shall provide written notice thereof to the Landlord and the Landlord shall use reasonable diligence to thereafter repair the same promptly, but the Tenant shall have no claim for abatement of rent or damages on account of any interruption in service occasioned thereby or resulting therefrom. The Landlord agrees to exercise reasonable efforts to minimize any disruption to the Tenant's access to or use and enjoyment of the Premises during the repair of such equipment or machinery.

10.  Tenant's Equipment and Alterations.

     (a) Equipment. The Tenant shall not install in the Premises any additional electrically operated equipment or other machinery, other than ordinary and customary office equipment, without first obtaining the prior written consent of the Landlord, not to be unreasonably withheld. The Landlord may withhold its consent in its reasonable discretion or may condition its consent upon payment by the Tenant of Additional Rent as compensation for additional consumption of electricity or water. The Tenant shall not install any additional equipment which will necessitate any changes, replacements or additions to, or changes in the use of, the water system, heating system, plumbing system, air-conditioning system, or electrical system in the Premises or the Building without first obtaining the prior written consent of the Landlord, which the Landlord may withhold in its reasonable discretion.

     (b) Alterations. The Tenant shall not make any alterations, additions, or improvements to the Premises without the Landlord's prior written consent of such alterations, additions or improvements and the contractor or contractors engaged by the Tenant to perform such work. All alterations, additions, and improvements made to the Premises whether by the Landlord or by the Tenant, except movable office furniture and equipment installed at the Tenant's expense, shall be the property of the Landlord and shall remain upon and be surrendered with the Premises at the termination or expiration of this Lease.

     (c) Signage. The Landlord reserves the right to determine the number of letters allocated to the Tenant on the tenant directory maintained by the Landlord on the first floor of the Building, provided such directory shall contain at a minimum the name of the Tenant. No sign, advertisement or notice shall be used in the Building other than building standard tenant signage located on office doors or immediately adjacent thereto on the walls in the interior hallways, and then shall be of such color, size and style, and be installed at the Tenant's expense by such party, as the Landlord may approve. If the Tenant violates the foregoing, the Landlord may remove the violation without liability, and may charge all reasonable costs and expenses incurred in so doing to the Tenant as Additional Rent hereunder.

     (d) Removal. Upon the termination or expiration of the Term, the Tenant shall (at the Tenant's sole expense) remove all trade fixtures and furnishings installed by the Tenant in the Premises which are not a part of the real estate and surrender the Premises as provided hereinafter. The Tenant shall repair all damage to the Premises caused by the installation or removal of any trade fixtures or other furnishings or any such alterations or improvements, reasonable wear and tear and casualty loss excepted. All trade fixtures and furnishings which the Tenant has not removed prior to the expiration of the Term shall, at the option of the Landlord, (i) become the property of the Landlord or
(ii) be removed from the Premises and sold or stored at the election of the Landlord, and the Tenant agrees to reimburse the Landlord upon demand for all reasonable costs and expenses incurred by the Landlord in moving, removing, selling or storing such personal property.

11. Mechanics' and Other Liens. The Tenant shall pay or cause to be paid all costs for work done by the Tenant or caused to be done by the Tenant on the Premises of a character which will or may result in liens on the Landlord's interest therein and the Tenant shall keep the Premises free and clear of all mechanic's liens and other liens on account of work done for the Tenant or persons claiming under the Tenant. The Tenant hereby agrees to indemnify, defend and save the Landlord harmless of and from all liability, loss, damage, costs or expenses (including reasonable attorneys' fees) incurred on account of any claims of any nature whatsoever for work contracted for by the Tenant, or materials or supplies furnished to the Tenant, including any lien claims of laborers, materialmen or others. In the event any such liens are recorded against the Premises or the Building with respect to work contracted for by the Tenant or materials supplied to or on behalf of the Tenant, the Tenant shall cause any such liens to be removed of record within ten (10) business days after notice from the Landlord.

12.  Insurance.

     (a) Tenant's Insurance. During the Term of this Lease, the Tenant shall, at the Tenant's expense, insure the Premises and all activities conducted by the Tenant in the Building under a general liability insurance policy with a combined property damage, bodily injury and death liability limit of at least $1,000,000.00 per occurrence and property damage insurance in an amount not less than $300,000.00. Such policy of insurance shall name the Landlord and any person or entity having an interest in the Building and designated in writing by the Landlord as additional insured parties and shall contain a clause that the insurer shall not cancel or change the terms of such insurance policy without first giving the Landlord and such other person or entity at least thirty (30) days' prior written notice thereof. A copy of such insurance policy or a certificate of such insurance shall be delivered by the Tenant to the Landlord.

     (b) Prohibited Acts; Compliance with Laws. The Tenant shall not do or allow to be done in or about the Premises anything which is prohibited under any policy of insurance carried by the Landlord insuring against loss or damage by fire or other hazards. The Tenant agrees that if the Tenant's use or occupancy of the Premises causes the premium for such fire or other insurance carried by the Landlord to be higher than the reasonable premium applicable for such insurance, the Tenant shall pay the difference promptly upon demand therefor by the Landlord. The Tenant covenants and agrees that the Tenant shall comply with all laws, statutes, ordinances, notices, orders, rules, regulations or requirements of any federal, state or municipal government or any department, commission or board thereof or of the National Board of Fire Underwriters or any body exercising similar functions relating to the Tenant's use or manner of use of the Premises.

     (c) Landlord's Insurance. The Landlord agrees to maintain, at its expense, an appropriate policy of casualty insurance on the Building. The Tenant acknowledges that the Landlord shall not be responsible for carrying insurance of any kind on the Tenant's furniture and furnishings or the Tenant's equipment, improvements or trade fixtures and that the Landlord shall not be obligated to repair or replace the same in the event of a fire or other casualty affecting the Premises.

13. Building Repairs and Alterations. The Landlord reserves the right at any time to make repairs and alterations to the Building, and to enter the Premises to take all necessary action to make such repairs and alterations. Such entry shall not be deemed to constitute an eviction of the Tenant or to give the Tenant any right to abatement of rent for loss or interruption of the business of the Tenant. The Landlord agrees to exercise reasonable efforts to minimize any disruption to the Tenant's access to or use and enjoyment of the Premises during any such entry.

14. Maintenance of Premises; Surrender. The Tenant shall maintain the Premises and the fixtures and equipment located therein and keep the same in good condition and repair throughout the Term hereof, reasonable wear and tear and casualty loss excepted, and at the expiration of the Term or earlier termination of this Lease, the Tenant shall quit and surrender the Premises broom clean and in good order and condition, ordinary wear and tear and casualty loss excepted. The Tenant shall surrender to the Landlord all keys used in connection with the Premises. All damage to the Premises or the Building, other than reasonable wear and tear, caused by any act or omission of the Tenant, and Tenant's agents, employees and contractors, shall be repaired, restored and replaced by the Tenant, at the Tenant's sole expense, to the Landlord's reasonable satisfaction.

15.  Tenant's Property.

     (a) Tenant's Sole Risk. All property of the Tenant kept or stored in the Premises shall be kept or stored at the sole risk of the Tenant, and the Tenant shall hold the Landlord harmless from any claims, loss, cost or expense (including reasonable attorneys' fees) arising out of damage to such property, except any damage caused by the willful act or gross negligence of the Landlord, its agents or employees. The Landlord shall not be liable for any injury or damage occurring in the Premises to any person or any property of the Tenant, arising from any cause whatever.

     (b) Notification of Fire or Accident. The Tenant agrees to notify the Landlord immediately of any fire or accident in the Premises or in the Building and of any defects therein or in any of the fixtures or equipment located therein of which the Tenant has actual knowledge.

     (c) Taxes. The Tenant shall be responsible for and shall pay when due all municipal, county or state taxes assessed during the Term against any personal property of any kind, owned by or placed in the Premises by the Tenant.

16. Rules and Regulations. The rules and regulations attached to this Lease as Exhibit B, as amended and supplemented from time to time as provided below, are hereby made a part of this Lease. The Tenant agrees to comply with and to observe all such rules and regulations. Failure by the Tenant to comply with such rules and regulations shall constitute a default by the Tenant under this Lease. The Landlord reserves the right to make reasonable amendments and supplements to such rules and regulations. The Landlord shall give the Tenant notice in writing of any such amendments or supplements and the Tenant agrees to comply with all such rules and regulations, as amended and supplemented.

17.  Indemnification; Waiver of Subrogation.

     (a) Indemnification. The Tenant agrees to indemnify and hold the Landlord harmless from all claims, actions, damages, liability and expense (including reasonable attorneys' fees) as a result of (i) any loss of life, personal injury and damage to property arising from or out of any occurrence in or about the Premises, or the occupancy or use of the Premises, or any part thereof, by the Tenant, and to the extent occasioned wholly or in part by any act or failure to act by the Tenant, its agents, contractors, employees or lessees, or (ii) any failure by the Tenant to perform the Tenant's obligations under this Lease. If the Landlord, without fault on its part, is made a party to any litigation commenced by or against the Tenant, the Tenant shall pay, and hold the Landlord harmless from, all out of pocket costs and expenses (including reasonable attorneys' fees) incurred by the Landlord in connection with such litigation. The Tenant shall also pay all out of pocket costs, expenses and reasonable attorneys' fees that may be incurred by the Landlord in enforcing or attempting to enforce the covenants in this Lease. The provisions of this Section 17(a) shall survive the expiration or earlier termination of this Lease. The Landlord agrees to indemnify and hold the Tenant harmless from all claims, actions, damages, liability and expense (including reasonable attorneys' fees) as a result of any loss of life, personal injury and damage to property at the Building to the extent caused by the willful act or gross negligence of the Landlord, its agents and employees.

     (b) Waiver of Subrogation. Notwithstanding any provision hereof to the contrary, the Landlord and the Tenant (on behalf of themselves and any insurer) waive all claims, demands or rights of indemnity which either of them may have against the other on account of damage to the Premises, the Building or to any personal property located therein resulting from fire or other casualties, no matter what the cause thereof may be, to the extent the loss or damage is covered by the insurance required to be carried hereunder and such insurance proceeds are actually received. The parties waive their respective rights, as set forth herein, because adequate insurance is to be maintained by each of them to protect themselves against all such casualties and they have obtained or agree to obtain from their insurance carriers appropriate "waiver of subrogation" provisions in all such policies of insurance.

18. Estoppel Certificate. Within ten (10) days after the Landlord's request therefor, the Tenant shall deliver in recordable form to the Landlord, or to any party designated by the Landlord, a statement in writing certifying:
     (i) the commencement and expiration dates of this Lease; (ii) that this Lease is or is not in full force and effect; (iii) that the Tenant has or has not accepted the Premises and is or is not in complete possession thereof; (iv) that this Lease has not been modified or amended, or if it has been, stating the specific modifications or amendments thereto; (v) that all improvements to the Premises to be made by the Landlord have been fully completed in accordance with the applicable plans and specifications or stating specifically any failure to complete such improvements; (vi) that, as of the date of certification, the Tenant has not paid rent for more than the current month or stating the amount of rent so paid; and
     (vii) that, to the best of the Tenant's knowledge, there are no defaults under this Lease, nor defenses or offsets, or, if there are any defaults, defenses or offsets claimed, stating the specific defaults, defenses or offsets so claimed by the Tenant. Such statement shall include any other certification reasonably requested.

19. Subordination. This Lease is subject and subordinate to all ground or underlying leases (if any) and to all mortgages or deeds of trust and to all sale-leaseback or lease-leaseback financing which may now or hereafter affect this Lease, the Premises or the Building, and to all renewals, replacements, modifications and extensions thereof. Although no writing shall be necessary to effect such subordination, the Tenant agrees, within ten (10) days after the Landlord's request therefor, without charge therefor, to execute such written acknowledgment of such subordination as the Landlord may from time to time request. In the event of the termination of any ground or underlying lease or the exercise of any power of sale under the provisions of any mortgage or deed of trust now or hereafter encumbering the Premises, the Tenant agrees that the Tenant shall attorn to the lessor under the terminated lease or the purchaser at such sale and the Tenant shall recognize such lessor or purchaser as the Landlord under the terms of this Lease.

20.  Assignment and Subletting.

     (a) Consent Required. The Tenant shall not mortgage or assign this Lease, in whole or in part, nor sublet or allow any other person or entity to use all or any portion of the Premises, without the prior written consent of the Landlord. It is agreed that the Landlord may withhold its consent to an assignment or sublease if the proposed assignee or sublessee, by the nature of its business or clientele, will: (i) increase the utilization of the Common Areas; (ii) affect the other tenants of the Building in a material adverse way;
(iii) require more parking facilities than the Tenant requires; (iv) require specialized equipment making necessary alterations in the electric, plumbing, heating or other utility systems in the Premises or the Building; (v) if the first mortgagee of the Building does not consent to such assignment or sublease; or (vi) any other reason in the Landlord's discretion. If the rent the Tenant receives from any such assignee or subtenant for a given portion of the Premises is greater than that paid by the Tenant to the Landlord for the same portion of the Premises, the Tenant shall pay to the Landlord, as Additional Rent, fifty percent (50%) of such difference. Such Additional Rent shall be due and payable on the first of each month. The foregoing prohibition on assignment and subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. The consent by the Landlord to any mortgage, assignment or subletting by the Tenant shall not constitute a waiver of the requirement for the Tenant to obtain the Landlord's consent to any subsequent mortgage, assignment or subletting. If this Lease is assigned or if the Premises or any portion thereof is sublet or occupied by any party other than the Tenent, the Landlord may collect rent from such party and apply the amount collected to the payment of Rent in accordance with the provisions hereof; provided, however, that no such assignment, subletting, occupancy or collection shall be deemed to constitute a waiver of the prohibition against assignment or subletting without the prior written consent of the Landlord or the acceptance of any assignee, subtenant or occupant as a tenant or a release of the Tenant from the terms hereof, and the Tenant shall not be released from performing any of the terms of this Lease. Notwithstanding any assignment or sublease with the consent of the Landlord, the Tenant shall remain liable in accordance with the terms and conditions hereof and the Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

     (b) Operation of Law. Any transfer of the beneficial ownership of the Tenant by sale, bequest, inheritance, merger, operation of law or otherwise, that results in a change in the present effective control of the Tenant by any person or persons owning a majority of such beneficial ownership of the Tenant as of the date hereof, shall constitute an assignment of this Lease and shall require the Landlord's prior written consent as provided above.

21. Damage or Destruction. If the Premises are damaged by fire, the elements or by accident, but are not thereby rendered untenantable, the Landlord shall, at its option, cause such damage to be repaired and the Rent shall not be abated. If by reason of such occurrence, the Premises are rendered untenantable in part only and the remaining portion of the Premises are reasonably adequate for the Tenant's business, the Landlord shall, at its option, cause such damage to be repaired, and the Rent hereunder shall be abated proportionately based upon the portion of the Premises rendered untenantable until such damage is repaired. In no event shall the Landlord be obligated to repair or replace any of the Tenant's furniture, furnishings, equipment, improvements or trade fixtures in the event of any such occurrence. If the Premises are rendered wholly untenantable by reason of such occurrence, the Landlord shall, at its option, cause such damage to be repaired, and the Rent shall be abated in full until the Premises have been restored and rendered tenantable, unless within sixty (60) days after such occurrence, the Landlord gives the Tenant written notice that it has elected not to cause such damage to be repaired, in which event this Lease and the tenancy hereby created shall terminate as of the date of such occurrence, and the Rent shall be adjusted as of such date. In the event the Landlord elects to cause any such damage to be repaired as provided above and such repairs are not substantially completed within one hundred twenty (120) days after the date of the Landlord's election to proceed with such repairs, subject to delays permitted under Section 26, the Tenant's sole remedy as a result thereof shall be to elect to terminate this Lease by providing written notice thereof to the Landlord no later than ten (10) days after the expiration of such period.

22. Eminent Domain. If all or part of the Premises is taken or condemned by any authority or in the event of any purchase in lieu of any such taking or condemnation, this Lease shall terminate as of the date on which the Tenant is deprived of possession of the Premises. Any award for the land and buildings of which the Premises are a part and for damages to the residue, or any negotiated payment by sale in lieu thereof, shall be the sole property of the Landlord, and the Tenant hereby assigns to the Landlord any and all right, title and interest the Tenant may have in and to any such award or payment. The Tenant, however, shall be entitled to claim, prove and receive in any condemnation proceeding, or negotiated sale in lieu thereof, such separate awards or amounts as may be allowed or paid, if any, for moving expenses and for fixtures and other equipment installed by the Tenant, at the Tenant's expense, provided that any such awards or amounts are made by the condemnation court or paid by the condemning authority in addition to the award made or amount paid to the Landlord for all land and buildings, or parts thereof, taken, condemned or purchased.

23. Hazardous Materials. The Tenant shall not cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. The Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Premises or the Building any such materials or substances except to use in the ordinary course of the Tenant's business, and then only after the Tenant's receipt of prior written approval thereof from the Landlord. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations promulgated under those laws. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous substances or materials and if such requirement applies to the Premises, then the costs thereof shall be reimbursed by the Tenant to the Landlord upon demand as Additional Rent. In addition, the Tenant shall execute affidavits, representations and the like from time to time at the Landlord's request concerning the Tenant's best knowledge and belief regarding the presence of hazardous substances or materials in the Premises and the Building. The provisions of this Section 23 shall survive the expiration or earlier termination of this Lease.

24.  Default; Remedies.

     (a) Defaults. The occurrence of any of the following events shall constitute a default hereunder:

          (i)If the Tenant fails to pay any Rent or Additional Rent on the date on which such payment is due;

          (ii) If the Tenant fails to perform any of the Tenant's other obligations under this Lease for a period of more than fifteen (15) days after written notice of such default is given by the Landlord to the Tenant;

          (iii)If the Tenant voluntarily petitions for relief under, or otherwise seeks the benefit of, any bankruptcy, reorganization, or insolvency law, or makes an assignment of this Lease for the benefit of creditors;

          (iv) If a person or entity other than the Tenant files a bankruptcy case or seeks the benefit of any bankruptcy, reorganization or insolvency law against the Tenant which is not dismissed within sixty (60) days after filing;

          (v) If the Tenant makes any sale, transfer, assignment, sublease, concession, license, or other disposition prohibited under Section 20 hereof;

          (vi) If the Tenant shall do or permit to be done anything that creates a lien upon the Premises, the Building or the Common Areas and shall fail to obtain the release of any such lien or bond off any such lien as required herein; or

          (vii) The death or disability of the Tenant, if the Tenant is an individual, or the dissolution or termination of the Tenant, if the Tenant is a corporation, partnership or any other entity.

     (b) Remedies. Upon the Tenant's default hereunder and expiration of any applicable cure period, the Landlord may exercise any one or all of the following remedies:

          (i) Terminate the Tenant's right to possession under this Lease and reenter and take possession of the Premises, remove all persons and property therefrom and store such property in a public warehouse or elsewhere at the cost of, and for the account of, the Tenant, and relet or attempt to relet the Premises on behalf of the Tenant, at such rental and upon such terms and conditions as the Landlord may, in the exercise of the Landlord's reasonable discretion, deem best under the circumstances. The Landlord shall not be deemed to have thereby accepted a surrender of the Premises and the Tenant shall remain liable for all rental and other charges due under this Lease and for all damages suffered by the Landlord because of the Tenant's breach of any of the covenants of this Lease and all cost and expenses incurred by the Landlord in connection with any repossessing and reletting of the Premises, including without limitation attorneys' fees, leasing commissions and the costs of any repairs or alterations to the Premises. The Tenant shall pay to the Landlord the difference between the foregoing damages and expenses incurred by the Landlord and the net proceeds (if any) received by the Landlord from any reletting of the Premises on the first day of each month during the remainder of the Term. Any suit brought by the Landlord to enforce collection of such difference for any one month shall not prejudice the Landlord's right to enforce the collection of any such difference for any subsequent month. No re-entry or taking possession of the Premises by the Landlord shall be construed as an election by the Landlord to terminate this Lease unless written notice of such intention is given by the Landlord to the Tenant or this Lease is terminated by an order or a decree of a court of competent jurisdiction, and no re-entry or taking possession of the Premises by the Landlord or any other action taken by the Landlord, as a result of any default of the Tenant, shall relieve the Tenant of any of the Tenant's liabilities and obligations under this Lease whether or not the Premises are relet. At any time during such repossession or reletting, the Landlord may, by delivering written notice to the Tenant, elect to exercise its option under the following subparagraph to accept a surrender of the Premises, terminate and cancel this Lease and retake possession and occupancy of the Premises on behalf of the Landlord.

          (ii) Declare this Lease to be terminated, and reenter upon and take possession of the Premises with notice to the Tenant, whereupon the Term hereof and all right, title, and interest of the Tenant in and to the Premises shall terminate. Upon such termination, an amount equal to the present value (as of the date of such termination) of the difference between all Rent that otherwise would have been payable throughout the remainder of the Term and the fair market rental value of the Premises during the same period shall be accelerated and become immediately due and payable in full by the Tenant to the Landlord as Additional Rent. For purposes of the preceding sentence, present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank of New York, and fair market rental value shall be determined by a real estate broker engaged by the Landlord (provided, however, that in the event the Landlord relets the Premises, the rental rate provided therein shall be deemed to be the fair market rental value). Such termination shall be without prejudice to the Landlord's right to collect from the Tenant any and all damages suffered by the Landlord because of the Tenant's breach of any covenant contained in this Lease.

          (iii) Exercise any and all rights, remedies, and privileges that the Landlord may have under applicable law or this Lease.

     (c) WAIVER OF JURY. INSOFAR AS PERMITTED BY LAW, THE LANDLORD AND THE TENANT HEREBY EXPRESSLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BETWEEN THE PARTIES HERETO, OR THEIR SUCCESSORS OR PERMITTED ASSIGNS, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE OR ANY OF ITS PROVISIONS, THE TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR CLAIM OF INJURY OR DAMAGE.

     (d) Landlord's Right to Cure. If the Tenant shall default in the observance or performance of any provision or covenant on the Tenant's part to be observed or performed under this Lease, the Landlord (in addition to all other remedies herein or by law provided) may, immediately or at any time thereafter and without notice to the Tenant, perform the same for the account of the Tenant, and if the Landlord makes any reasonable expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to, attorneys' fees in instituting, prosecuting or defending any action or proceedings, such sums paid or obligations incurred, with interest at twelve percent (12%) per annum, shall be deemed to be Additional Rent hereunder and shall be payable by the Tenant to the Landlord upon demand.

25. Access. The Landlord and the Landlord's agents, employees and independent contractors shall have the right to enter the Premises, at all times after reasonable notice (except in the event of an emergency), to examine the same and to show them to prospective purchasers of the Building, or during the last six (6) months of the Term to prospective lessees of the Building, or any portion thereof. If the Tenant is not present to open and permit entry to the Premises at any time when for any reason entry is necessary or permissible hereunder, the Landlord may use a master key to enter the Premises.

26. Force Majeure. If either party shall be delayed or hindered in or prevented from performing any act required hereunder by reason of Act of God, labor problems, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of such party, then the performance of such act by such party shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, that the foregoing shall not apply to any monetary obligations of the Tenant hereunder including, without limitation, the payment of the Rent.

27. Quiet Enjoyment. Provided the Tenant is not in default in the performance of any of the Tenant's obligations under this Lease, the Tenant shall have quiet and peaceful possession and enjoyment of the Premises for the Term hereof subject, however, to the terms and provisions of this Lease.

28.  Miscellaneous Provisions.

     (a) Successors. Subject to the restrictions on assignment and subletting set forth above, this Lease and the terms hereof shall be binding upon and inure to the benefit of the Landlord and the Tenant and their respective heirs, personal representatives, successors and assigns.

     (b) Non-Waiver. The failure of either party to insist upon the strict performance of any of the terms hereof shall not constitute or be construed as a waiver of the other party's right to insist upon the strict performance of any such terms thereafter, and such terms shall continue in full force and effect. The payment of Rent by the Tenant or the receipt of Rent by the Landlord, with knowledge of the breach of any term herein contained, shall not be deemed a waiver of such breach. No waiver of any provision hereof shall be effective unless set forth in a written instrument signed by the Landlord and the Tenant.

     (c) Notices. All notices required or permitted by any provision of this Lease shall be in writing and shall be hand delivered or sent by certified mail, return receipt requested, or by an express overnight delivery service to the addressees set forth in Section 1 hereof. Either party may, at any time, designate in writing a substitute address for the address set forth above, and thereafter notices shall be directed to such substitute address.

     (d) Exculpation. In the event the Landlord sells, transfers, assigns or otherwise disposes of its interest in the Premises, the Landlord shall have no liability to the Tenant under this Lease for any breaches arising after such disposition, all of which shall remain the liability of the transferee. In the event of a breach by the Landlord of any of its obligations hereunder and, as a result thereof, the Tenant recovers a monetary judgment against the Landlord, such judgment shall be satisfied solely from the equity of the Landlord in the Building.

     (e) Titles. The titles and paragraph headings used herein are for purposes of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

     (f) Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to conflict of laws principles.

     (g) Entire Agreement. This Lease contains the entire agreement between the Landlord and the Tenant relating to the Premises and supersedes all negotiations, understandings and agreements, written or oral, between the parties. Except for amendments and supplements to the rules and regulations as permitted by Section 16, this Lease shall not be amended or modified unless set forth in a written instrument signed by the Landlord and the Tenant.

     (h) Brokers. The Landlord and the Tenant represent and warrant that they have not engaged the services of, and are not liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to this Lease, except for Harvey Lindsay

Real Estate (the "Broker") and Robinson Sigma (the "Cooperating Broker"). The Landlord agrees to pay any commission due to the Broker as a result of this Lease pursuant to the terms of a separate agreement between the landlord and the Broker. The Broker shall be solely responsible for the payment of any commission due to the Cooperating Broker as a result of this Lease. The Landlord and the Tenant each agree to indemnify, defend and hold the other harmless against all loss, liability and expense (including reasonable attorneys' fees and related legal costs) suffered by either party due to a breach of the foregoing representation, covenant and warranty.

     (i) Holding Over. If the Tenant should remain in possession of the Premises after the expiration of the Term or other termination of this Lease without the execution by the Landlord and the Tenant of a new lease or a written modification of this Lease, then the Tenant shall be deemed to be occupying the Premises as a tenant-at-sufferance, subject to all the covenants and obligations of this Lease and at an annual rent of 150% of the Rent in effect immediately prior to such expiration or termination. Such holding over shall not extend the Term.

     (j) Partial Invalidity. If any provision of this Lease is invalid or unenforceable to any extent, then the remainder of this Lease shall continue in full force and effect and be enforceable to the fullest extent permitted by law.

     (k) Authority. Each of the parties hereto represents and warrants that it is authorized to enter into this Lease, that the person executing this Lease on its behalf is duly authorized to execute and deliver this Lease, and that no additional approvals or consents are necessary or required to enter into this Lease.

     (l) Liability. If the definition of the "Tenant" hereunder is comprised of more than one person, corporation, partnership or other entity, then each and every person, corporation, partnership, and other entity so comprising the Tenant shall be jointly and severally liable hereunder for the full and faithful performance of all the provisions, conditions and covenants binding upon the Tenant hereunder.

     (m) Security Deposit. Upon the execution of this Lease, the Tenant agrees to deposit with the Landlord the Security Deposit to be held by the Landlord, without interest, as security for the payment of the Rent and the performance and observance by the Tenant of all the covenants, agreements and conditions of this Lease on the part of the Tenant to be performed and observed. If an event of default occurs hereunder, the Landlord may use, apply or retain the whole or any part of the Security Deposit, for the payment of (i) any Rent or additional charges due hereunder which the Tenant may not have paid or which may become due after the occurrence of such event of default, (ii) any sum expended by the Landlord on the Tenant's behalf in accordance with the provisions of this Lease, or (iii) any reasonable sum which the Landlord may expend or be required to expend by reason of the Tenant's default, including damages or deficiency in the reletting of the Premises. The use, application or retention of the Security Deposit, or any portion thereof, by the Landlord shall not prevent the Landlord from exercising any other right or remedy provided by this Lease or by law and shall not operate as a limitation on any recovery to which the Landlord may otherwise be entitled. If any portion of the Security Deposit is used, applied or retained by the Landlord for the purpose set forth above, the Tenant agrees, within ten (10) days after a written demand therefor is made by the Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Security Deposit to its original amount. If the Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Security Deposit, or any balance thereof, shall be returned to the Tenant within thirty (30) days after the expiration of the Term hereof, without interest. In the absence of evidence satisfactory to the Landlord or any permitted assignment of the right to receive the Security Deposit, or the remaining balance thereof, the Landlord may return the same to the original Tenant regardless of one or more assignments of the Tenant's interest in this Lease or the Security Deposit. In such event, upon the return of the Security Deposit (or balance thereof) to the original Tenant, the Landlord shall be completely relieved of liability under this Section. In the event of a transfer of the Landlord's interest in the Premises, the Landlord shall have the right to transfer the Security Deposit to the transferee thereof. In such event, upon the delivery by the Landlord to the Tenant of such transferee's written acknowledgement of its receipt of such Security Deposit, the Landlord shall be deemed to have been released by the Tenant from all liability or obligation for the return of the Security Deposit and the transferee shall be bound by all provisions of this Lease relating to the return of the Security Deposit.

29.  Expansion Space.

          (i) Right of First Refusal. The Landlord agrees that in the event the Landlord receives a bona fide offer from a third party that the Landlord intends to accept (an "Offer") to rent all (but not a portion) of that certain office space containing approximately 1,570 rentable square feet of space on the second floor of the Building, as more particularly shown in green on the floor plan attached hereto as Exhibit A (the "Expansion Space"), and provided the Tenant is not in default under the terms and provisions of this Lease and this Lease is in full force and effect, the Tenant shall have the one time right of first refusal to lease the Expansion Space on the same terms and conditions as set forth in this Lease (including, without limitation, at an annual rent equal to the Rent per rentable square foot then being paid by the Tenant under this Lease for the Premises). The Landlord shall notify the Tenant in writing of the Landlord's receipt of an Offer and the Tenant shall have a period of five
     (5) business days after receipt of such notice to elect to exercise its right of first refusal by providing written notice thereof to the Landlord. In the event the Landlord has not received such written notice of exercise from the Tenant prior to the expiration of such five (5) business day period, the Tenant's right of first refusal hereunder shall automatically terminate and be null and void.

          (ii) Option to Lease. Provided (i) the Tenant's right of first refusal with respect to the Expansion Space has not been terminated as provided in subsections (a) or (c) hereof and (ii) the Tenant is not in default under the terms and provisions of this Lease and this Lease is in full force and effect, the Tenant shall have the one time option to lease the Expansion Space on the same terms and conditions as set forth in this Lease (including, without limitation, at an annual rent equal to the Rent per rentable square feet then being paid by the Tenant under this Lease for the Premises), by providing five (5) business days prior written notice thereof to the Landlord at any time during the Term. The Tenant expressly acknowledges and agrees that its option to lease the Expansion Space pursuant to this subsection (b) shall automatically terminate and be null and void upon any termination of the Tenant's right of first refusal under subsections (a) or (c) hereof or as otherwise provided in subsection (c) below.

          (iii) Amendment to Lease. In the event the Tenant properly exercises its right of first refusal or its option to lease the Expansion Space hereunder, the Landlord shall prepare and the Tenant shall promptly execute an amendment to this Lease which shall provide as follows: (i) the incorporation of the Expansion Space into the Premises leased hereunder;
     (ii) an increase in the amount of the Rent payable under this Lease as provided above; (iii) a tenant improvement allowance by the Landlord for the Expansion Space in the amount of $10.00 per rentable square foot in the Expansion Space in the event the remaining Term of this Lease is four (4) or more Lease Years or in the amount of $8.00 per rentable square foot in the event the remaining Term is at least three (3) but less than four (4) Lease Years or in the amount of $6.00 per rentable square foot in the event the remaining Term is at least two (2) but less than three (3) Lease Years or in the amount of $4.00 per rentable square foot in the event the remaining Term is at least one (1) but less than two (2) Lease Years; (iv) the commencement date for the lease of the Expansion Space shall be upon the substantial completion and acceptance by the Tenant, which acceptance shall not be unreasonably withheld or delayed, of the tenant improvements (if any) to the Expansion Space; and (v) such other provisions as may be required by the Landlord that are consistent with the provisions hereof. The Landlord shall have the right to rescind and cancel the Tenant's exercise of its right of first refusal or option hereunder if the Tenant fails to execute and return the foregoing amendment to the Landlord within twenty (20) business days after receipt thereof, in which event such right of first refusal and option granted hereby shall automatically terminate and be null and void.


NOTICE: THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR AN ACCEPTANCE OF AN OFFER TO LEASE THE PREMISES. THIS DOCUMENT SHALL NOT BE BINDING ON ANY PERSON OR ENTITY UNLESS AND UNTIL IT IS DULY EXECUTED BY, DELIVERED TO AND ACCEPTED BY EACH PARTY TO THIS DOCUMENT.

            IN WITNESS WHEREOF, the Landlord and the Tenant have caused this Lease to be executed on their behalf by their duly authorized representatives as of the date set forth above.

LANDLORD:
SUNTRUST BANK

By: /s/ William B. Corbin
---------------------------------
William B. Corbin
Vice President
Federal ID No.: 58-0466330

TENANT:
NATURAL SOLUTIONS CORPORATION

By:/s/ Michael Klansek
--------------------------------
Title: Chief Financial Officer
Federal ID No.: 88-0367024

                                    EXHIBIT A

                 [Attach Floor Plan Showing Premises in Red and
                            Expansion Space in Green]

                                    EXHIBIT B

                              Rules and Regulations



1. The Common Areas shall be under the exclusive control of the Landlord and shall not be obstructed or used by the Tenant for any purpose other than their intended purposes.


2. The Tenant shall not bring into the Premises or operate therein any engine, boiler, dynamo or machinery of any kind (except for small business machines and equipment), or carry on any mechanical operations in the Premises, or place any explosive therein, or use any kerosene, oils or burning fluids therein, without first obtaining the written consent of the Landlord.


3. If the Tenant desires a safe for depositing valuables or securities, the Landlord shall have the right to prescribe its weight, size and proper position. Nothing whatsoever shall be brought into the Building by the Tenant, its agents, employees or visitors which has a weight of more than 70 pounds per square foot, unless the Landlord approves same and its proper position.


4. The Premises are not to be defaced in any way, no boring or cutting for wires or other purposes is to be done, and no change in electric fixtures or other appurtenances of the Premises is to be made, without prior written consent of the Landlord.


5. If the Tenant desires telephonic or electronic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced, and without such written directions no boring for wires will be permitted.


6. The Premises shall not be used for the purpose of lodging or sleeping rooms, nor in any way to damage the reputation of the Building; and the Tenant shall not disturb or permit the disturbance of other tenants of the Building by the use of musical instruments or other noises, nor by any interface whatsoever. Nothing shall be placed or permitted upon the outside window sills of the Building.


7. No person or persons, other than employees of the Building, shall be employed by the Tenant for the purpose of cleaning or taking care of the Premises without the written consent of the Landlord. Any person or persons so employed by the Tenant (with the written consent of the Landlord) shall be subject to, and under the control and direction of the Landlord in the use of the Building and its facilities.


8. The Landlord shall have the right to exclude or eject from the Building animals of every kind and all canvassers and other persons who conduct themselves in such a manner as to be, in the judgment of the Landlord, an annoyance to the tenants or a detriment to the Building.


9. The Landlord will furnish the Tenant with one key to the Premises. Additional keys will be provided upon payment of out of pocket costs therefor. No locks shall be placed upon any doors of the Premises without first obtaining the written consent of the Landlord and furnishing the

     Landlord with keys to same. Upon termination of this Lease, the Tenant shall surrender to the Landlord all keys to the Premises.


10. The toilet rooms, water-closets and other water apparatus shall not be used for any purpose other than those for which they are intended, and no sweepings, rubbish, rags or other injurious substances shall be placed therein. The cost of repair of any damage resulting from misuse or abuse by the Tenant, the Tenant's employees or guests shall be borne by the Tenant.


11. The Landlord reserves all vending rights in areas not leased by the Tenant under the Lease.


12. The Landlord will post on the directory of the Building the name of the Tenant at no charge. All additional names which the Tenant shall desire posted on such directory must be approved by the Landlord, and if so approved a reasonable charge may be made for such additional listings.


13. If there are any glass entry doors to the Premises located on the first floor of the Building, the Tenant must obtain the Landlord's prior written approval, which the Landlord may give or withhold in its reasonable discretion, of all furniture, interior finishes and other objects visible through such glass door(s).


14. Any window treatment, including curtains, blinds, shades and screens, must be of a quality, type, design, color and attached in a manner approved by the Landlord, not to unreasonably be withheld.


15. No bicycles or vehicles of any kind shall be brought into or kept in or about the Premises or the lobby or halls of the Building, and no cooking shall be done or permitted by the Tenant on the Premises. The Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or emanate from the Premises. The Tenant shall be permitted to have a microwave oven, coffee maker and refrigerator in the Premises for use by the Tenant's employees and guests.

                                    EXHIBIT C



                               JANITORIAL SERVICES